EX 99.2

YOGA INTERNATIONAL, INC. AND SUBSIDIARIES

Condensed Consolidated Financial Statements

(Unaudited)

September 30, 2021 and 2020

Yoga International, Inc. and Subsidiaries

Table of Contents

September 30, 2021 and 2020

Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets at September 30, 2021 and December 31, 20201

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for

the nine months ended September 30, 2021 and 20202

Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2020 and 20213

Notes to interim condensed consolidated financial statements4-7

Yoga International, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,979	$1,740
Accounts receivable	41	11
Prepaid expenses and other current assets	268	172
Total current assets	2,288	1,923

Non-current assets
Digital content, net	2,284	2,091
Property and equipment, net	57	50
Intangible assets, net	14	57
Total non-current assets	2,355	2,198

	$4,643	$4,121

Liabilities and Members' Equity (Deficit)
Current liabilities
Accounts payable	$511	$497
Accrued expenses and other current liabilities	261	344
Promissory notes - related parties, current portion	1,154	500
Promissory note	205	-
PPP loan liability	-	445
Deferred revenue	1,705	1,717
Total current liabilities	3,836	3,503

Non-current liabilities
Promissory notes - related parties, net of current portion	-	269
Promissory note	-	250
Total non-current liabilities	-	519

Total equity	807	99

	$4,643	$4,121

See accompanying notes to the interim condensed consolidated financial statements.

Yoga International, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

	Nine Months Ended September 30,
(in thousands)	2021	2020
	(unaudited)

Net revenues	$10,460	$10,996

Cost of revenue	2,104	2,333

Gross profit	8,356	8,663

Expenses
General and administrative	3,550	2,869
Sales and marketing	3,789	5,067
Research and development	703	466
	8,042	8,402

Income from operations	314	261

Other income (expense)
Gain on PPP loan forgiveness	448	-
Interest income (expense, net)	(47)	(86)
Other expense	(24)	-
	377	(86)

Net income	691	175

Other comprehensive income
Foreign currency translation adjustment	(42)	18

Comprehensive income	649	193
Comprehensive loss attributable to non-controlling interest	17	51
Comprehensive income attributable to controlling interest	$666	$244

See accompanying notes to the interim condensed consolidated financial statements.

Yoga International, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in thousands)	2021	2020
	(unaudited)
Operating activities
Net income	$691	$175
Adjustments to reconcile net income to
net cash provided by operating activities
Depreciation and amortization	61	106
Amortization of digital content	1,069	886
Gain on PPP loan forgiveness	(445)	-
Changes in
Accounts receivable	(30)	(15)
Prepaid expenses and other current assets	(96)	(34)
Accounts payable	14	23
Accrued expenses and other current liabilities	(83)	(122)
Deferred revenue	(12)	1,176
Net cash provided by operating activities	1,169	2,195

Investing activities
Purchases of fixed assets	(25)	(14)
Additions to digital content	(1,202)	(1,226)
Net cash used in investing activities	(1,227)	(1,240)

Financing activities
Proceeds from promissory note	-	125
Proceeds from promissory notes - related parties	694	400
Repayment of promissory note	(46)	-
Repayment of promissory notes - related parties	(308)	(827)
Proceeds from PPP loan liability	-	445
Net cash provided by financing activities	340	143

Effect of foreign exchange rate changes	(43)	18

Net change in cash and cash equivalents	239	1,116

Cash and cash equivalents
Beginning of period	1,740	771

End of period	$1,979	$1,887

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$39	$92

See accompanying notes to the interim condensed consolidated financial statements.

Yoga International, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

1.	Organization, Nature of Operations, and Principles of Consolidation

Organization

Yoga International, Inc. (the “Company”) was incorporated on April 29, 2021. On this date, the members of Yoga International, LLC (“YI LLC”) entered into an Equity Contribution Agreement (“Contribution Agreement”) whereby each member contributed 100% of their equity interests in YI LLC in exchange for shares of Class A Common Stock, Series LP-1 Preferred Stock and Series LP-2 Preferred Stock as authorized and outlined in the Certificate of Incorporation of the Company filed with the Delaware Department of State – Division of Corporations. As a result of this transaction YI LLC became a wholly owned subsidiary of the Company.

In connection with Contribution Agreement, the former majority member of YI LLC, Sages Holdings, Inc. (a C corporation for federal and state income tax purposes) who owned 75% of the capital ownership units of YI LLC became a wholly owned subsidiary of the Company.

YI LLC was incorporated and began operations on January 22, 2015 as a result of spin-off activity from a related organization, Himalayan International Institute of Yoga Science and Philosophy of the USA, that was known as Yoga International. There were no significant book values of assets contributed to the Company.

YI LLC created Yoga International Espanol, LLC (“YI Espanol”), an 82% owned subsidiary of YI LLC, on June 29, 2018. The primary purpose of YI Espanol is to provide yoga-related education, products, and marketing services to Spanish-speaking markets. On December 16, 2021, YI LLC entered into a Unit Purchase Agreement with the minority owner of YI Espanol. YI LLC purchased the 18% interest in YI Espanol not owned by YI LLC for $80,000. Following this transaction, YI Espanol became a wholly owned subsidiary of YI LLC.

On December 22, 2021, Gaia, Inc., a Colorado corporation (“Gaia”), entered into, and completed its acquisition of the Company pursuant to, an Agreement and Plan of Merger (“Merger Agreement”), with the Company, YI Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub I”), and YI Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”). All capitalized terms used below and not otherwise defined have the definitions as set forth in the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and conditions set forth therein, Merger Sub I merged with and into the Company (the “First Merger”), with the Company surviving the First Merger and continuing as a wholly owned subsidiary of the Company. Immediately following the First Merger, and as part of the same overall integrated transaction, the Company merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Merger”), with Merger Sub II continuing as a wholly owned subsidiary of Gaia. At the closing of the Merger, all of the issued and outstanding shares of the Company’s preferred and common stock were converted into the right to receive an aggregate of $9,065,000 in cash plus a total of 1,134,613 shares of Gaia Class A common stock. Additional information related to the Merger is contained in Form 8-K filed by Gaia with the United States Securities and Exchange Commission on December 23, 2021.

Nature of Business

The Company is a web-based business that sells access to online educational material and digital content related to yoga from its sole location in Honesdale, Pennsylvania. The Company’s content can be accessed through its website or its mobile applications.

Yoga International, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

Principles of Consolidation

We have prepared the accompanying unaudited interim condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”), and they include our accounts and those of our subsidiaries. Intercompany transactions and balances have been eliminated. Operating results for the nine months ended September 30, 2021 and 2020 are not necessarily indicative of the results that may be expected for a full year or any future interim period. These interim statements have not been audited. The balance sheet as of December 31, 2020 was derived from our audited consolidated financial statements. The interim condensed consolidated financial statements contained herein should be read in conjunction with our audited consolidated financial statements, including the notes thereto, for the year ended December 31, 2020.

There have been no material changes in our significant accounting policies, as compared to the significant accounting policies described in our audited consolidated financial statements and related notes thereto for the year ended December 31, 2020.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and disclosures. Although we base these estimates on our best knowledge of current events and actions that we may undertake in the future, actual results may be different from the estimates. Significant items subject to such estimates and assumptions include the streaming content asset amortization policy, valuation of acquired intangible assets, depreciation, and amortization. Actual results may differ from those estimates.

2.	Revenue Recognition

The Company’s revenue is generated from the following sources:

Subscription Revenue

The Company generates subscription-based revenue from the purchase of a monthly or annual membership that gives the customer access to articles, classes, and digital workshops. During the nine months ended September 30, 2021 and 2020 the Company recognized approximately $8.1 million and $8.0 million, respectively, of subscription revenues.

One-Time Digital Purchases

The Company generates revenue from the sale of digital courses in exchange for a one-time fee for unlimited access to the course. During the nine months ended September 30, 2021 and 2020 the Company recognized approximately $2.6 million and $3.2 million, respectively, of revenue related to one-time digital purchases. In November 2021, the Company launched a premium level subscription offering that includes access to this course library. With the launch of this premium subscription offering, the Company plans to discontinue selling digital courses as one-time digital purchases.

3.	Intangible Assets, net

Intangible assets, net include acquired customer lists. During the nine months ended September 30, 2021 and 2020, amortization expense was $43 thousand and $87 thousand, respectively. This is included in general and administrative expenses on the condensed consolidated statements of operations and comprehensive income (loss).

Yoga International, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

4.	Income Taxes

Beginning April 29, 2021, with the formation of Yoga International, Inc., the Company became a C-Corp for federal and state income tax reporting purposes. Prior to this, YI LLC was treated as a partnership for federal and state income tax purposes. Consequently, federal and state income taxes were not payable, or provided for, by YI LLC. As the Company has had a history of losses, a full valuation allowance is in place and no tax expense or benefit was included in the results of operations for the nine months ended September 30, 2021 and 2020.

5.	Debt

PPP Loan Liability

On April 20, 2020, the Company received loan proceeds in the amount of $0.4 million under the Paycheck Protection Program (“PPP”). The PPP, established as part of the CARES Act, provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loan and accrued interest are forgivable after eight or twenty-four weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The Company has used the proceeds for purposes consistent with the PPP. In January 2021, the Company received forgiveness from its lender for the full amount of the PPP loan and recorded a $0.4 million gain on the extinguishment of this debt in the nine months ended September 30, 2021.

Related Party Promissory Notes

The Company has historically entered into various promissory note agreements with investors during the nine months ended September 30, 2021 and 2020. The balances due on these promissory notes with related parties are separately identified on the accompanying condensed consolidated balance sheets. The outstanding promissory notes of the Company were repaid in full and the associated notes were cancelled in connection with the Merger. The balances due at September 30, 2021 are included in current liabilities on the accompanying condensed consolidated balance sheet.

Promissory Note

On January 4, 2019, the Company entered into a promissory note agreement with a bank in the amount of $250 thousand. The repayment terms of the promissory note consist of 24 monthly interest payments, beginning February 4, 2019, at a rate of 6.25% with principal and interest payments beginning on February 4, 2021. The promissory note is secured by collateral of the Company and matures on January 3, 2024. The balance due on this promissory note was repaid in full and the note was cancelled in connection with the Merger. The balance due at September 30, 2021 is included in current liabilities on the accompanying condensed consolidated balance sheet.

Interest expense for the nine months ended September 30, 2021 and 2020 was $52 thousand and $88 thousand, respectively.

6.	Equity

The audited consolidated financial statements for the year ended December 31, 2020 included Members’ Equity. As a result of the Contribution Agreement discussed in Note 1, all member equity interests were converted into Class A Common Stock, Series LP-1 Preferred Stock and Series LP-2 Preferred Stock of the Company and is now presented as Shareholders’ Equity.

The only changes in equity during the nine months ended September 30, 2021 and 2020, were the result of changes in retained earnings as a result of net income and accumulated comprehensive income for each respective period, including the allocation to the non-controlling interest.

Yoga International, Inc. and Subsidiaries

Notes to Interim Condensed Consolidated Financial Statements

As a result of the Unit Purchase Agreement between YI LLC and YI Espanol discussed in Note 1, there is no longer a non-controlling interest as all subsidiaries are wholly owned.

With the consummation of the merger with Gaia discussed in Note 1, all of the issued and outstanding shares of the Company’s preferred and common stock were converted into the right to receive an aggregate of $9,065,000 in cash plus a total of 1,134,613 shares of Gaia Class A common stock.

7.	Commitments and Contingencies

From time to time, we are involved in legal proceedings that we consider to be in the normal course of business. We record accruals for losses related to those matters against us that we consider to be probable and that can be reasonably estimated. Based on available information, in the opinion of management, settlements, arbitration awards and final judgments, if any, that are considered probable of being rendered against us in litigation or arbitration in existence at September 30, 2021 and that can be reasonably estimated are either reserved against or would not have a material adverse effect on our financial condition, results of operations or cash flows.

Leases

The Company leases approximately 3,800 square feet of office and filming space. Monthly rental payments under the leases are $1,950 per month, with a 5% increase on any renewal period. The current lease terms expire in April 2022 and May 2023, with an auto renewal for two additional years.